UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 10, 2018

AZZ INC.
(Exact name of Registrant as specified in its charter)

TEXAS (State or Other Jurisdiction of Incorporation or Organization)	1-12777 Commission File No.	75-0948250 (I.R.S. Employer Identification Number)

One Museum Place, Suite 500 3100 West 7th Street Fort Worth, TX 76107 (Address of principal executive offices, including zip code)

Registrant’s Telephone Number, including Area Code:
817-810-0095

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§240.12-b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 10, 2018, the Company held its 2018 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved four proposals. The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 25, 2018. The final voting results with respect to each proposal voted upon at the Annual Meeting are set forth below.

Proposal 1.    Election of nine directors each to serve for a one year term until the next annual shareholders meeting.

	For	Withheld	Broker Non-Votes
Daniel E. Berce	19,302,876	3,278,425	2,246,084
Paul Eisman	22,479,961	101,340	2,246,084
Daniel R. Feehan	19,243,817	3,337,484	2,246,084
Thomas E. Ferguson	22,419,752	161,549	2,246,084
Kevern R. Joyce	21,919,902	661,399	2,246,084
Venita McCellon-Allen	22,438,082	143,219	2,246,084
Ed McGough	22,284,891	296,410	2,246,084
Stephen E. Pirnat	19,577,270	3,004,031	2,246,084
Steven R. Purvis	19,407,765	3,173,536	2,246,084

Proposal 2.     Approval of the Say-On-Pay Proposal on the Company’s executive compensation program.

For	Against	Abstain	Broker Non-Votes
21,899,480	643,173	38,648	2,246,084

Proposal 3.    Approval of AZZ Inc.’s 2018 Employee Stock Purchase Plan.

For	Against	Abstain	Broker Non-Votes
22,059,473	514,312	7,516	2,246,084

Proposal 4.    Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2019.

For	Against	Abstain
24,369,827	434,390	23,168

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ INC.
Date: July 10, 2018	By:	/s/ Tara D. Mackey
Tara D. Mackey Chief Legal Officer and Secretary